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                                                  November 29, 1999


AirGate PCS, Inc.
233 Peachtree Street, N.E.
Harris Tower
Suite 1700
Atlanta, Georgia 30303

     Re:   AirGate PCS, Inc.
           Registration Statement on Form S-1


Ladies and Gentlemen:

     We have acted as special counsel to AirGate PCS, Inc., a Delaware corporation (the "Company") in connection with a Registration Statement on Form S-1 (the "Registration Statement") pertaining to the registration of 644,400 shares of Company common stock, par value $0.01 per share (the "Common Stock") to be issued by the Company from time to time upon exercise of the warrants ("Warrants") which were sold by the Company in its $150 million units offering.

     We have examined such documents and records as we deemed appropriate, including the following:

     (i)   The Company's Amended and Restated Certificate of Incorporation.

     (ii)  The Company's Amended and Restated Bylaws.

     (iii) Resolutions duly adopted by the Board of Directors of the Company authorizing the filing of the Registration Statement.

     In the course of our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified
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AirGate PCS, Inc.
November 29, 1999
Page 2

or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity, binding effect and enforceability thereof on such parties.

     Based upon the foregoing, we are of the opinion that the issuance of the Common Stock has been duly authorized and when issued and delivered in accordance with the terms of the Warrant Agreement and the Warrants, will be validly issued, fully paid and non-assessable.

     We express no opinion as to the laws of any jurisdiction other than the State of Delaware and the federal laws of the United States of America. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" contained in the Prospectus included therein.


                                  Very truly yours,

                                  PATTON BOGGS LLP

                                  By: /s/ Mary M. Sjoquist
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                                      Mary M. Sjoquist